Exhibit 99.1

F45 Training Holdings Inc. Updates Total Revenue Guidance and Provides Preliminary Expected Operating Results for Fiscal 2021 Ahead of ICR Conference

AUSTIN, Texas – January 10, 2022 – F45 Training Holdings Inc. (“F45” or the “Company”) (NYSE:FXLV), the fastest growing fitness franchisor in the world according to Entrepreneur in 2021, today updated total revenue guidance and provided preliminary expected operating results for the fiscal fourth quarter and full year ended December 31, 2021.

Preliminary Expected Results for Q4 2021

•	Same store sales increased by 6% globally and 53% in the United States.

•	System-wide sales increased by 27% globally and 95% in the United States.

•	System-wide visits increased by 7% globally and 50% in the United States.

•	Net new studio openings totaled approximately 130 compared to 61 in the prior year period.

•	Net new franchises sold totaled approximately 275 compared to 30 in the prior year period.

Preliminary Expected Results for Fiscal 2021

•	Total revenue of $133 million to $136 million, compared to the Company’s previously issued outlook of $132 million to $137 million, representing 62% to 66% growth over the prior year period.

•	Same store sales increased by 12% globally and 42% in the United States compared to 2020.

•	System-wide sales increased by 36% globally and 96% in the United States compared to 2020.

•	System-wide visits increased by 31% globally and 103% in the United States compared to 2020.

•	Net new studio openings totaled approximately 310 compared to the previously issued guidance range of 240 to 260.

•	Net new franchises sold totaled approximately 1,040 compared to the previously issued guidance range of 830 to 850.

“I am pleased to announce that we delivered an outstanding fourth quarter, resulting in our expectation for record revenue for the quarter and full year. Strong performance during the quarter was driven by continued momentum in new franchise sales, robust equipment sales, and continued strong recovery in studio performance in light of the ongoing pandemic,” said Adam J. Gilchrist, President, CEO and Chairman of F45. “As we look ahead to 2022, I couldn’t be more excited about the future of F45 as we drive continued growth in the business across both existing and new channels and fitness modalities.”

The Company expects to report fourth quarter and fiscal 2021 results in early March. In connection with the release, the Company intends to provide a financial outlook for fiscal 2022.

ICR Conference

As previously announced, the Company will participate in the 24th Annual ICR Conference by means of a virtual fireside chat later today at 11:00 am Eastern Time. The fireside chat will be webcast live over the Internet and will be accessible via the Company’s Investor Relations website, https://ir.f45training.com.

About F45

F45 offers consumers functional 45-minute workouts that are effective, fun and community-driven. F45 utilizes proprietary technologies: a fitness programming algorithm and a patented technology-enabled delivery platform that leverages a rich content database of over 8,000 unique functional training movements across modalities to offer new workouts each day and provide a standardized experience across the Company’s global footprint.

Investors and others should note that F45 intends to use its Investor Relations website at https://ir.f45training.com/overview/default.aspx (as well as press releases, SEC filings and public conference calls and webcasts) as a means of disclosing information about the Company and for complying with its disclosure obligations under Regulation FD.

Financial Metrics and Other Data

This press release includes several key financial metrics and other data used by the Company management in assessing the Company’s results of operations:

“New Studio Openings” means the number of studios that were determined to be first opened during such period. Prior to October 1, 2021, we used the term Initial Studio Opening to record a studio opening in the first month in which the studio first generates monthly revenue of at least $4,500. After October 1, 2021, we classified a New Studio Opening to occur in the month in which we record the initial studio opening in our internal systems. Any studios that were not classified as a New Studio Opening under the prior definition are included as of October 1, 2021. New Studio Openings are not adjusted downward for studios that were temporarily closed due to the COVID-19 pandemic or otherwise.

“New Franchises Sold” means, for any specific period, the number of franchises sold during such period using the methodology set forth below for “Total Franchises Sold”.

“Open Studios” means the number of studios that were open for business as of a certain date. A studio may be classified as an Open Studio regardless of whether or not it generated minimum monthly revenue of $4,500. During the COVID-19 pandemic, a significant portion of our network was forced to temporarily close, which reduced the number of Open Studios. As studios re-open in accordance with state and local regulations, they are reflected in the Open Studios figures.

“Same store sales” means, for any reporting period, studio-level revenue generated by a comparable base of franchise studios, which we define as Open Studios that have been operating for more than 16 months.

“System-wide sales” are defined as all payments made to our studios and includes payment for classes, apparel and other sales for a given period. We track System-wide sales as an indication of the strength of our franchisee network.

“System-wide visits” means the number of registered individual workouts for any specified period. A workout is registered when the consumer checks into a class.

“Total Franchises Sold” represents, as of any specified date, (i) the total number of signed franchise agreements in place as of such date for which an establishment fee has been paid and (ii) the total number of franchises committed in a multi-studio agreement in place as of such date for which an upfront payment has been made, in each case that have not been terminated. Each new franchise is included in the number of Total Franchises Sold from the date on which such franchise first satisfies the condition in clause (i) or (ii) above, as applicable. Total Franchises Sold includes franchise arrangements in all stages of development after signing a franchise agreement and includes franchises with open studios. Franchises are removed from total franchises sold upon termination of the franchise agreement.

Cautionary Statement Regarding Preliminary Financial Information

F45 has prepared the preliminary financial information included this press release on a materially consistent basis with its historical financial information and in good faith based upon its internal reporting as of and for the three months and full year ended December 31, 2021. This financial information is preliminary and is thus inherently uncertain and subject to change as F45 finalizes its financial results and related review for the three months and audit for the full year ended December 31, 2021. During the course of the preparation of F45’s consolidated financial statements and related notes as of and for the three months and full year ended December 31, 2021, F45 may identify items that could cause its final reported results to be materially different from the preliminary financial information set forth above. As a result, there can be no assurance that F45’s final results for this period will not differ from the preliminary financial information.

This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. In addition, this preliminary financial information is not necessarily indicative of the results to be achieved for any future period.

Forward-Looking Statements

F45’s financial outlook, preliminary results and other statements in this press release that refer to future plans and expectations are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. Words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” “or negatives of these words and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on estimates, forecasts, projections, uncertain events or assumptions, including statements relating to F45’s strategy, total addressable market and market opportunity, financial outlook, business plans, future macroeconomic conditions, future impacts of the COVID-19 pandemic, and future products and services, also identify forward-looking statements. All forward-looking statements included in this press release are based on management’s expectations as of the date of this press release and, except as required by law, F45 disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

Forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including, without limitation, the following: our dependence on the operational and financial results of, and our relationships with, our franchisees and the success of their new and existing studios; our ability to protect our brand and reputation; our ability to identify, recruit and contract with a sufficient number of qualified franchisees; our ability to execute our growth strategy, including through development of new studios by new and existing franchisees; our ability to manage our growth and the associated strain on our resources; our ability to successfully integrate any acquisitions, or realize their anticipated benefits; the high level of competition in the health and fitness industry; economic, political and other risks associated with our international operations; changes to the industry in which we operate; our reliance on information systems and our and our franchisees’ ability to properly maintain the confidentiality and integrity of our data;

the occurrence of cyber incidents or a deficiency in our cybersecurity protocols; our and our franchisees’ ability to attract and retain members; our and our franchisees’ ability to identify and secure suitable sites for new franchise studios; risks related to franchisees generally; our ability to obtain third-party licenses for the use of music to supplement our workouts; certain health and safety risks to members that arise while at our studios; our ability to adequately protect our intellectual property; risks associated with the use of social media platforms in our marketing; our ability to obtain and retain high-profile strategic partnership arrangements; our ability to comply with existing or future franchise laws and regulations; our ability to anticipate and satisfy consumer preferences and shifting views of health and fitness; our business model being susceptible to litigation; the increased expenses associated with being a public company; and additional factors discussed in our filings with the Securities and Exchange Commission (the “SEC”). Further, many of these factors are, and may continue to be, amplified by the COVID-19 pandemic. Detailed information regarding these and other factors that could affect F45’s business and results is included in F45’s SEC filings, including in the section titled “Risk Factors” in F45’s Final Prospectus dated July 14, 2021.

Investor Relations

Bruce Williams, Managing Director

ICR, Inc.

F45IR@icrinc.com

332-242-4303

Media Relations

Judy Lee

ICR, Inc.

F45PR@icrinc.com

Source: F45 Training Holdings Inc.